EXHIBIT (12)


December __, 1996


Premier California Municipal Bond Fund
144 Glenn Curtiss Boulevard
Uniondale, New York 11556-0144

Premier Insured Municipal Bond Fund
144 Glenn Curtiss Boulevard
Uniondale, New York 11556-0144

Re:   Registration Statement on Form N-14
      (REGISTRATION NO. 333-     )

Gentlemen:

You have requested our opinion as to certain Federal income tax consequences of the reorganization contemplated by the Agreement and Plan of Reorganization, substantially in the form included as Exhibit A to the Registration Statement on Form N-14 of Premier California Municipal Bond Fund (Reg. No. 333-_____) (the "Registration Statement"), between Premier Insured Municipal Bond Fund (the "Trust"), on behalf of its California Series (the "Series"), and Premier California Municipal Bond Fund, a Massachusetts business trust (the "Fund"). You have advised us that each of the Series and the Fund has qualified and will qualify as a "regulated investment company" within the meaning of Subchapter M of Chapter 1 of the Internal Revenue Code of 1986, as amended (the "Code"), for each of its taxable years ending on or before or including the Closing Date.

In rendering this opinion, we have examined the Agreement and Plan of Reorganization, the Registration Statement, the Amended and Restated Agreement and Declaration of Trust of the Fund dated June 25, 1992, the Amended and Restated Agreement and Declaration of Trust of the Trust dated April 14, 1993, as amended December 15, 1993, the Prospectus and Statement of Additional Information of the Fund and the Trust, incorporated by reference in the Registration Statement, and such other documents as we have deemed necessary or relevant for the purpose of this opinion. In issuing our opinion, we have relied upon the representation of the Trust that its Amended and Restated Agreement and Declaration of Trust, as amended, is the document pursuant to which it has operated to date and that it has operated in accordance with all laws applicable to such entity and the statements and representations made herein and in the Registration Statement. We also have relied upon the representation of the Fund that its Amended and Restated Agreement and Declaration of Trust is the document pursuant to which it has operated to date and will operate following the reorganization and that it has operated and will operate following the reorganization in accordance with all laws applicable to such entity and the statements and representations made herein and in the Registration Statement. As to various questions of fact material to this opinion, where relevant facts were not independently established by us, we have relied upon statements of, and written information provided by, representatives of the Fund and the Trust. We also have examined such matters of law as we have deemed necessary or appropriate for the purpose of this opinion. We note that our opinion is based on our examination of such law, our review of the documents described above, the statements and representations referred to above and in the Registration Statement and the Agreement and Plan of Reorganization, the provisions of the Code, the regulations, published rulings and announcements thereunder, and the judicial interpretations thereof currently in effect. Any change in applicable law or any of the facts and circumstances described in the Registration Statement, or inaccuracy of any statements or representations on which we have relied, may affect the continuing validity of our opinion.

Capitalized terms not defined herein have the respective meanings given such terms in the Agreement and Plan of Reorganization.

Based on the foregoing, it is our opinion that for Federal income tax purposes:

      (a) The transfer of all or substantially all of the Series' assets in exchange for the Fund Shares and the assumption by the Fund of certain identified liabilities of the Series will constitute a "reorganization" within the meaning of Section 368(a)(1)(C) of the Code;

      (b) No gain or loss will be recognized by the Fund upon the receipt of the assets of the Series solely in exchange for the Fund Shares and the assumption by the Fund of certain identified liabilities of the Series;

      (c) No gain or loss will be recognized by the Series upon the transfer of the Series' assets to the Fund in exchange for the Fund Shares and the assumption by the Fund of certain identified liabilities of the Series or upon the distribution of the Fund Shares to Series Shareholders in exchange for their shares of the Series;

      (d) No gain or loss will be recognized by Series Shareholders upon the exchange of their Series shares for the Fund Shares;

      (e) The aggregate tax basis for the Fund Shares received by a Series Shareholder pursuant to the reorganization will be the same as the aggregate tax basis of the Series shares held by such shareholder immediately prior to the reorganization, and the holding period of the Fund Shares to be received by the Series Shareholder will include the period during which the Series shares exchanged therefor were held by such shareholder (provided the Series shares were held as capital assets on the date of the reorganization); and

      (f) The tax basis of the Series' assets acquired by the Fund will be the same as the tax basis of such assets to the Series immediately prior to the reorganization, and the holding period of the assets of the Series in the hands of the Fund will include the period during which those assets were held by the Series.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Prospectus/Proxy Statement included in the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement, and to the filing of this opinion as an exhibit to any application made by or on behalf of the Fund or any distributor or dealer in connection with the registration and qualification of the Fund or its Shares under the securities laws of any state or jurisdiction. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,


STROOCK & STROOCK & LAVAN